Form 10-K, Exhibit 13
period 2001-12-31
MONEY STORE HOME EQUITY CORP
filed 2003-03-28
CIK 881039

                                                                      EXHIBIT 13

                               HOMEQ TRUST 2001-A
[FIRST UNION LOGO]       HOMEQ ASSET BACKED CERTIFICATES
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER


====================================================================================================================================
                                ORIGINAL          BEGINNING                                                               ENDING
                               Certificate       Certificate                                          Total            Certificate
   Class         Cusip           Balance           Balance         Interest       Principal        Distribution          Balance
------------------------------------------------------------------------------------------------------------------------------------
     AC        43730PAA9     952,413,000.00    952,413,000.00   25,942,144.99   230,683,881.65    256,626,026.64      721,729,118.35
 Factors per                                                      27.23833567     242.20992537      269.44826104        757.79007463
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
    MC-1       43730PAB7      72,271,000.00     72,271,000.00    2,396,860.19         0.00          2,396,860.19       72,271,000.00
 Factors per                                                      33.16489588       0.00000000       33.16489588       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
    MC-2       43730PAC5      40,897,000.00     40,897,000.00    1,495,905.77         0.00          1,495,905.77       40,897,000.00
 Factors per                                                      36.57739614       0.00000000       36.57739614       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
     BC        43730PAD3      39,217,000.00     39,217,000.00    1,687,241.97         0.00          1,687,241.97       39,217,000.00
 Factors per                                                      43.02322896       0.00000000       43.02322896       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
   POOL I                  1,104,798,000.00  1,104,798,000.00   31,522,152.92   230,683,881.65    262,206,034.57      874,114,118.35
   Totals                                                         28.53205104     208.80186392      237.33391495        791.19813608
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     AN        43730PAE1     441,015,000.00    441,015,000.00   11,968,126.70   112,166,883.75    124,135,010.45      328,848,116.25
 Factors per                                                      27.13768625     254.33802422      281.47571046        745.66197578
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
    MN-1       43730PAF8      30,335,000.00     30,335,000.00    1,006,057.12         0.00          1,006,057.12       30,335,000.00
 Factors per                                                      33.16489599       0.00000000       33.16489599       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
    MN-2       43730PAG6      19,628,000.00     19,628,000.00      717,941.11         0.00            717,941.11       19,628,000.00
 Factors per                                                      36.57739505       0.00000000       36.57739505       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
     BN        43730PAH4      16,824,000.00     16,824,000.00      723,822.81         0.00            723,822.81       16,824,000.00
 Factors per                                                      43.02322932      0.00000000        43.02322932       1000.00000000
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
  POOL II                    507,802,000.00    507,802,000.00   14,415,947.74   112,166,883.75    126,582,831.49      395,635,116.25
   Totals                                                         28.38891485     220.88704603      249.27596089        779.11295397
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     *X                       17,730,971.10     17,730,971.10    4,248,547.74    17,730,971.10     21,979,518.84            0.00
------------------------------------------------------------------------------------------------------------------------------------
     R                            0.00               0.00            0.00           #REF!             #REF!                 0.00
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
   TOTALS                  1,612,600,000.00  1,612,600,000.00   50,186,648.40       #REF!             #REF!         1,269,749,234.60
====================================================================================================================================
WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                                                                        CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                                                                         TELEPHONE: 301-815-6600
Frederick, MD 21703        * Notional Amount                                                                       FAX: 301-846-8152

                               HOMEQ TRUST 2001-A
[FIRST UNION LOGO]       HOMEQ ASSET BACKED CERTIFICATES
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER


================================================================================================================================



                                                                        FEES
                                                                        ----
       Pool 1 Aggregate Amount Received          281,817,532.57         Custodian Fee
       Pool 2 Aggregate Amount Received          133,347,709.54                                       Pool 1           46,135.71
                                                                                                      Pool 2           20,894.59

                                                                        Expense Account
                                                                                                      Pool 1          142,251.77
                                                                                                      Pool 2           64,424.99

                                                                        Servicer Fee
                                                                                                      Pool 1        3,815,778.82
                                                                                                      Pool 2        1,713,637.93

                                                                        Trust Administrator Fee
                                                                                                      Pool 1           46,135.71
                                                                                                      Pool 2           20,894.59

                                                                        Trustee Fee
                                                                                                      Pool 1           19,223.21
                                                                                                      Pool 2            8,706.08





================================================================================================================================
 ###
SECURITIES ADMINISTRATION SERVICES                                                                    CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                                                                     TELEPHONE: 301-815-6600
Frederick, MD 21703                                                                                            FAX: 301-846-8152