Form 10-K, Exhibit 13
period 2002-12-31
MONEY STORE HOME EQUITY CORP
filed 2003-03-31
CIK 881039

HomeEq Trust 2001-A HomeEq Asset Backed Certificates 2002 Annual Statement to Certificateholder

		Original	Beginning
		Certificate	Certificate
Class	Cusip	Balance	Balance	Interest

AC	43730PAA9	952,413,000.00	721,729,118.35	12,537,020.32
Factors per Thousand				13.16342839
MC-1	43730PAB7	72,271,000.00	72,271,000.00	1,790,943.72
Factors per Thousand				24.78094561
MC-2	43730PAC5	40,897,000.00	40,897,000.00	1,199,547.69
Factors per Thousand				29.33094579
BC	43730PAD3	39,217,000.00	39,217,000.00	1,487,320.01
Factors per Thousand				37.92538975
Pool I		1,104,798,000.00	874,114,118.35	17,014,831.74
Totals				15.40085313
AN	43730PAE1	441,015,000.00	328,848,116.25	5,816,570.10
Factors per Thousand				13.18905275
MN-1	43730PAF8	30,335,000.00	30,335,000.00	751,729.98
Factors per Thousand				24.78094544
MN-2	43730PAG6	19,628,000.00	19,628,000.00	575,707.81
Factors per Thousand				29.33094610
BN	43730PAH4	16,824,000.00	16,824,000.00	638,056.75
Factors per Thousand				37.92538932
Pool II		507,802,000.00	395,635,116.25	7,782,064.64
Totals				15.32499801
*X		17,730,971.10	0.00	66,416,640.45
R		0.00	0.00	0.00
Totals		1,612,600,000.00	1,269,749,234.60	91,213,536.83

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Ending
		Total	Certificate
Class	Principal	Distribution	Balance

AC	252,512,600.17	265,049,620.49	469,216,518.18
Factors per Thousand	265.12930858	278.29273696	492.66076605
MC-1	0.00	1,790,943.72	72,271,000.00
Factors per Thousand	0.00000000	24.78094561	1000.00000000
MC-2	0.00	1,199,547.69	40,897,000.00
Factors per Thousand	0.00000000	29.33094579	1000.00000000
BC	0.00	1,487,320.01	39,217,000.00
Factors per Thousand	0.00000000	37.92538975	1000.00000000
Pool I	252,512,600.17	269,527,431.91	621,601,518.18
Totals	228.55997220	308.34352890	562.63816388
AN	109,440,011.80	115,256,581.90	219,408,104.45
Factors per Thousand	248.15485142	261.34390418	497.50712436
MN-1	0.00	751,729.98	30,335,000.00
Factors per Thousand	0.00000000	24.78094544	1000.00000000
MN-2	0.00	575,707.81	19,628,000.00
Factors per Thousand	0.00000000	29.33094610	1000.00000000
BN	0.00	638,056.75	16,824,000.00
Factors per Thousand	0.00000000	37.92538932	1000.00000000
Pool II	109,440,011.80	117,222,076.44	286,195,104.45
Totals	215.51709485	296.28835163	563.59585911
*X	0.00	66,416,640.45	0.00
R	0.00	0.00	0.00
Totals	361,952,611.97	453,166,148.80	907,796,622.63

Wells Fargo Bank Minnesota, N.A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	*Notional Amount	Customer Service - CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

HomeEq Trust 2001-A HomeEq Asset Backed Certificates 2002 Annual Statement to Certificateholder

		Fees

Pool 1 Aggregate Amount Received	325,094,218.80	Custodian Fee
Pool 2 Aggregate Amount Received	143,757,027.54		Pool 1	47,150.53
			Pool 2	21,468.08
		Expense Account
			Pool 1	145,380.80
			Pool 2	66,193.26
		Servicer Fee
			Pool 1	3,883,375.11
			Pool 2	1,747,026.09
		Trust Administrator Fee
			Pool 1	47,150.53
			Pool 2	21,468.08
		Trustee Fee
			Pool 1	19,646.05
			Pool 2	8,945.03

Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service - CTSLink Telephone: 301-815-6600 Fax: 301-846-8152